UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2015

SharkReach, Inc.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-37579

(Commission File Number)

46-0912423

(IRS Employer Identification No.)

205 Pier Ave., Suite 101

Hermosa Beach, California 90254

(Address of principal executive offices)(Zip Code)

(775) 321-8234

(Registrant's telephone number, including area code)

Online Secretary, Inc.

112 North Curry Street

Carson City, Nevada 89703

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendments to Articles of Incorporation

On October 19, 2015, Online Secretary, Inc., a Nevada corporation (the "Company"), filed with the Secretary of State of the State of Nevada a Certificate of Amendment to its Articles of Incorporation to (i) change its name from "Online Secretary, Inc." to "SharkReach, Inc.", and (ii) increase its authorized capital from 75,000,000 shares of common stock to 200,000,000 shares of common stock. The change of name of the Company took effect on the OTCQB on November 5, 2015.

Effective on or about November 25, 2015, the Company's new ticker symbol for its shares of common stock quoted on the OTCQB, in connection with its change of name to SharkReach, Inc. will be SHRK.

On October 21, 2015, the Company filed, with the Secretary of State of the State of Nevada, a Certificate of Change, effecting a one-for-eighty-three (1:83) forward split of the Company's issued and outstanding shares of common. The forward split took effect on the OTCQB on November 5, 2015.

Certain Risks Associated With the Increase in Authorized Capital

Any additional issuance of common stock could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of the Company. Shares of common stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise. The ability of the Board of the Directors to issue such additional shares of common stock could discourage an attempt by a party to acquire control of the Company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of common stock to certain persons' interests aligned with that of the Board of Directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

While the increase in the number of shares of common stock authorized may have anti-takeover ramifications, the Board of Directors believes that the financial flexibility offered by the amendment outweighs any disadvantages. To the extent that the increase in the number of shares of common stock authorized may have anti-takeover effects, the amendment may encourage persons seeking to acquire the Company to negotiate directly with the Board of Directors, enabling the Board of Directors to consider a proposed transaction in a manner that best serves the stockholders' interests.

Certain Risks Associated With the Forward Stock Split

There can be no assurance that the total projected market capitalization of the Company's common stock after the proposed Forward Stock Split will be equal to or greater than the total projected market capitalization before the proposed Forward Stock Split or that the per share price of the Company's common stock following the Forward Stock Split will either exceed or remain higher than the current anticipated per share.

There can be no assurance that the market price per new share of the Company common stock (the "New Shares") after the Forward Stock Split will rise or remain constant in proportion to the reduction in the number of old shares of the Company common stock (the "Old Shares") outstanding before the Forward Stock Split.

Accordingly, the total market capitalization of the Company's common stock after the proposed Forward Stock Split may be lower than the total market capitalization before the proposed Forward Stock Split and, in the future, the market price of the Company's common stock following the Forward Stock Split may not exceed or remain higher than the market price prior to the proposed Forward Stock Split.  In many cases, the total market capitalization of a company following a Forward Stock Split is lower than the total market capitalization before the Forward Stock Split.

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There can be no assurance that the Forward Stock Split will result in a per share price that will attract investors.

A decline in the market price for the Company's common stock after the Forward Stock Split may result in a greater percentage decline than would occur in the absence of a Forward Stock Split, and the liquidity of the Company's common stock could be adversely affected following a Forward Stock Split.

The market price of the Company's common stock will also be based on the Company's performance and other factors, some of which are unrelated to the number of shares outstanding. If the forward stock split is effected and the market price of the Company's common stock declines, the percentage decline as an absolute number and as a percentage of the Company's overall market capitalization may be greater than would occur in the absence of a forward stock split.  In many cases, both the total market capitalization of a company and the market price of a share of such company's common stock following a forward stock split are lower than they were before the Forward Stock Split. Furthermore, the liquidity of the Company's common stock could be adversely affected by the reduced number of shares that would be outstanding after the Forward Stock Split.

The Company's common stock trades as a "penny stock" classification which limits the liquidity for the Company's common stock.

The Company's stock is subject to "penny stock" rules as defined in Exchange Act Rule 3a51-1.  The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  The Company's common stock is subject to these penny stock rules.  Transaction costs associated with purchases and sales of penny stocks are likely to be higher than those for other securities.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges, provided that current price and volume information with respect to transactions in such securities is provided by the exchange).

As a result, all brokers or dealers involved in a transaction in which the Company's shares are sold to any buyer, other than an established customer or "accredited investor," must make a special written determination.  These Exchange Act rules may limit the ability or willingness of brokers and other market participants to make a market in our shares and may limit the ability of the Company's stockholders to sell in the secondary market, through brokers, dealers or otherwise.  The Company also understands that many brokerage firms will discourage their customers from trading in shares falling within the "penny stock" definition due to the added regulatory and disclosure burdens imposed by these Exchange Act rules.  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the common shares in the United States and stockholders may find it more difficult to sell their shares.  An orderly market is not assured or implied as to the Company's common stock.  Nor are there any assurances as to the existence of market makers or broker/dealers for the Company's common stock.

Principal Effects of the Forward Stock Split

In addition to those risk factors noted above, the Forward Stock Split will have the following effects:

General Corporate Change – (i) one (1) Old Share owned by a stockholder would be exchanged for eighty-three (83) New Shares, and (ii) the number of shares of the Company's common stock issued and outstanding will be increased proportionately based on the Forward Stock Split.

As approved and effected, the Forward Stock Split will be effected simultaneously for all of the Company's common stock.  While the intent is for the proposed forward split to affect all of the Company's stockholders uniformly, the process of rounding up when any of the Company's stockholders own a fractional share will result in a non-material change in each stockholder's percentage ownership interest in the Company.

The Forward Stock Split does not materially affect the proportionate equity interest in the Company of any holder of common stock or the relative rights, preferences, privileges or priorities of any such stockholder.

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Fractional Shares - Any fractional shares of common stock resulting from the forward split will "round up" to the nearest whole number.  No cash will be paid to any holders of fractional interests in the Company.

Authorized Shares - The forward split will not change the number of authorized shares of common stock of the Company, as states in the Company's Articles of Incorporation, as amended.

Accounting Matters - The Forward Stock Split will not affect the par value of the Company's common stock.  As a result, as of the effective time of the Forward Stock Split, the stated capital on the Company's balance sheet attributable to the Company's common stock will be increased proportionately based on the Forward Stock Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is increased.  The per share net income or loss and net book value of the Company's common stock will be restated because there will be a greater number shares of the Company's common stock outstanding.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Description
3.1	Certificate of Amendment
3.2	Certificate of Change

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SharkReach, Inc. (Registrant)

Date: November 10, 2015	By:	/s/ Troy Grant
	Name:	Troy Grant
	Title:	President and Chief Executive Officer

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